UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2018

Banjo & Matilda, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-54277	27-1519178
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1221 2nd Street, Suite 300

Santa Monica, CA 90401

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (310) 890-5652

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

☐ Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Effective April 12, 2018, Banjo & Matilda, Inc. (the “Banjo”), Spectrum King, LLC (the “Company”) and the members of the Company (the “Members”) entered into an Exchange Agreement dated as of March 19, 2018 (the “Exchange Agreement”) pursuant to which Banjo shall acquire 100% of the issued and outstanding membership units (the “Units”) of the Company from the Members in exchange for the issuance of Banjo shares of its Series B Preferred Stock (the “Exchange Shares”) constituting 93.67% of the total voting power of Banjo capital stock to be outstanding upon closing, after giving effect to the consummation of concurrent debt settlement and other capital stock issuances but before the issuance of shares of capital stock for investor relations purposes. As a result of the Exchange Agreement, the Company will become a wholly-owned subsidiary of Banjo.

The Exchange Agreement is subject to the satisfaction of certain conditions as set forth in the Exchange Agreement.

The Company is a Delaware limited liability company that is a pioneer of full spectrum LED grow lights, specializes in designing, manufacturing and selling high-end LED grow lights for indoor/greenhouse applications with both the Agriculture and Horticulture industries.

The form of the Exchange Agreement is attached as Exhibit 10.1 to this Report, and the summary description of the terms of the Agreement contained herein is qualified in its entirety by reference to Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.	The following exhibits are furnished as part of this current report on Form 8-K:

	10.1	Exchange Agreement by and among Banjo & Matilda, Inc., Spectrum King, LLC, and the Members of Spectrum King, LLC

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANJO & MATILDA, INC.

Date: May 7, 2018	By:	/s/ Brendan Macpherson
Brendan Macpherson
Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Document

10.1	Exchange Agreement by and among Banjo & Matilda, Inc., Spectrum King, LLC, and the Members of Spectrum King, LLC

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